Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) and Ally Financial Inc. (“Ally”) announced agreements to acquire Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (formerly known as GMAC-SAIC Automotive Finance Company Limited, “SAIC-GMAC”), which conducts auto finance and financial services business in China (collectively, the “International Operations”).

On April 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its top-level holding companies that comprise substantially all of Ally’s auto finance and financial services business in Europe other than in France and Portugal and in Latin America other than Brazil, pursuant to the Purchase and Sale Agreement entered into on November 21, 2012, as subsequently amended and restated on February 22, 2013 (the “PSA”). The purchase price was approximately $2.4 billion.

On May 14, 2013, GM Financial issued and sold $1.0 billion in aggregate principal amount of 2.75% Senior Notes due 2016 (the “2016 Notes”), $750 million in aggregate principal amount of 3.25% Senior Notes due 2018 (the “2018 Notes”) and $750 million in aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes and the 2018 Notes, the “Notes”).

On June 3, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired, effective as of June 1, 2013, Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in France and Portugal. The purchase price was approximately $150 million.

On October 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in Brazil, pursuant to the PSA. The purchase price was approximately $700 million.

On December 31, 2014, General Motors (“GM”) contributed capital of $700 million to GM Financial to be used to fund the acquisition of the International Operations in China.

On January 2, 2015, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s non-controlling 40% equity interest in SAIC-GMAC pursuant to the Share Transfer Agreement entered into on November 21, 2012, as subsequently amended and restated on August 26, 2014. Also effective on January 2, 2015, GM Financial sold a 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd. (“SAIC FC”), a current shareholder of SAIC-GMAC. The purchase price of the 40% equity interest was approximately $1.0 billion. The sale price of the 5% equity interest was approximately $127 million. The non-controlling 35% equity interest in SAIC-GMAC acquired is referred to in this Unaudited Pro Forma Condensed Combined Financial Information section as the “China International Operations.”

GM Financial is the wholly-owned captive finance subsidiary of GM. Ally has historically provided a majority of the financing for GM’s dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of the transactions described herein. Historically, Ally has been GM’s primary financing partner for incentivized retail financing programs in its major markets. The purchase price was determined based on arm’s length negotiations.

The pro forma financial information set forth herein gives effect to the consummation of the acquisition of the China International Operations.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the International Operations and include adjustments which give effect to events that are (i) directly attributable to the the acquisition of the China International Operations, (ii) expected to have continued impact on GM Financial’s results of operations, (iii) factually supportable, and (iv) not reflected in the historical financial statements as of and for the period ended December 31, 2014. Refer to the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined balance sheet includes certain pro forma adjustments to reflect the estimated impact of the consummation of the acquisition of the China International Operations, assuming this acquisition occurred on December 31, 2014. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 includes certain pro forma adjustments to reflect the impact of the consummation of the acquisition of the China International Operations, assuming this acquisition occurred on January 1, 2014.

Adjustments and amounts reflected within the unaudited pro forma condensed combined financial information related to the China International Operations are management’s estimates based on available information. Accordingly, as described in Note 2 below, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase price to reflect the estimated fair values of certain assets and liabilities acquired in connection with the consummation of the acquisition of the China International Operations.

The unaudited pro forma condensed combined financial information:

•	do not purport to represent what the consolidated results of operations actually would have been if the acquisition of the China International Operations had occurred on January 1, 2014 or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition had occurred on December 31, 2014 or what the consolidated balance sheet will be on any future date; and

•	have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the China International Operations. No adjustments, therefore, have been made for actions, such as any of GM Financial’s integration plans related to the China International Operations. In connection with the plan to integrate the China International Operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the China International Operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the China International Operations and GM Financial on an acquisition accounting basis assuming that the acquisition of the China International Operations was completed on December 31, 2014.

(In millions)	GM Financial	International Operations, Reclassified (Note 4)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$2,974	$—	$(922	)A	$2,049
			(3	)B
Finance receivables, net	33,000	—	—		33,000
Leased vehicles, net	7,060	—	—		7,060
Restricted cash	2,071	—	—		2,071
Goodwill	1,244	—	—		1,244
Property and equipment, net	172	—	—		172
Investment in equity method investee	—	634	415	C	918
			(131	)F
Deferred income taxes	341	—	—		341
Related party receivables	384	—	—		384
Other assets	478	—	—		478

Total assets	$47,724	$634	$(641)		$47,717

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$25,214	$—	$—		$25,214
Unsecured debt	12,217	—	—		12,217
Accounts payable and accrued expenses	1,002	—	—		1,002
Deferred income	392	—	—		392
Deferred income taxes	20	—	—		20
Taxes payable	234	—	—		234
Related party taxes payable	636	—	—		636
Related party payable	433	—	—		636
Other liabilities	184	—	—		184

Total liabilities	40,332	—	—		40,332

Shareholder’s Equity:
Additional paid-in capital	5,799	592	(592	)D	5,799
Accumulated other comprehensive (loss) income	(433)	42	(42	)E	(433)
Retained earnings	2,026		(3	)B	2,019
			(4	)F

Total shareholder’s equity	7,392	634	(641)		7,385

Total liabilities and shareholder’s equity	$47,724	$634	$(641)		$47,717

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2014

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2014.

(In millions)	GM Financial	International Operations, Reclassified (Note 4)	Purchase Accounting and Other Adjustments			Pro Forma Combined
Revenue
Finance charge income	$3,475	$—	$			$3,475
Leased vehicle income	1,090	—		—		1,090
Other income	289	—				289

	4,854	—		—		4,854

Costs and expenses
Salaries and benefits	614	—		—		614
Other operating expenses	548	4				552

Total operating expenses	1,162	4		—		1,166
Leased vehicle expenses	847	—		—		847
Provision for loan losses	604	—		—		604
Interest expense	1,426	—				1,426

	4,039	4		—		4,043

Equity income	—	122		(15	)F	107
Income before income taxes	815	118		(15)		918
Income tax provision	278	—				278

Net income	$537	$118		$(15)		$640

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

For the Period Ended December 31, 2014

Note 1—Preliminary Purchase Accounting Allocation for the China International Operations

The unaudited pro forma condensed combined financial information includes the unaudited pro forma condensed combined balance sheet as of December 31, 2014, assuming the acquisition of the China International Operations occurred on December 31, 2014 on an acquisition accounting basis. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 assumes that the acquisition occurred on January 1, 2014 on an acquisition accounting basis.

The investment in the China International Operations is being accounted for as an equity method investment; accordingly, GM Financial’s cost to acquire the China International Operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the China International Operations at their respective estimated fair values at the acquisition date. Any remaining basis difference will be recognized as equity method goodwill.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the acquisition of the China International Operations is included as of and for the year ended December 31, 2014. The acquisition is being accounted for under the purchase method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2014 includes preliminary estimated adjustments to record the equity interest in SAIC-GMAC at its estimated value and represents management’s estimates based on available information.

Certain amounts in the historical consolidated financial statements of the International Operations have been reclassified to conform to GM Financial’s classification; refer to Note 4– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in accordance with the Securities Exchange Act of 1934, as amended, for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the acquisition of the China International Operations been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors.

Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 3—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustments to reflect the estimated cash payment of $1.0 billion to acquire the China International Operations as of December 31, 2014 and cash received from SAIC FC for the 5% equity interest in the China International Operations

(Dollars in millions)	Amount
Amount paid to Ally for the China International Operations at closing	$1,049
Less: Amount to be received from SAIC FC for the sale of 5% interest in the China International Operations	(127)

Net decrease to cash and cash equivalents	$922

(B)	Adjustment to reflect the payment of incremental transaction costs expected to be incurred in connection with the acquisition of the International Operations.

(C)	Adjustment totaling approximately $415 million to record the non-controlling equity investment in SAIC-GMAC at its acquired value as of December 31, 2014. This adjustment does not affect the income earned in connection with the equity interest for the year ended December 31, 2014 as the premium paid was allocated to equity method goodwill.

(D)	Adjustment to eliminate the China International Operations’ historical net parent investment.

(E)	Adjustment to eliminate the carrying value of the China International Operations’ accumulated other comprehensive income.

(F)	Adjustments to record the sale of 5% equity interest in SAIC-GMAC to SAIC FC for a purchase price of RMB 775 million (approximately $127 million), net of $4 million acquisition discount. Adjustments to the unaudited pro forma condensed combined statement of income reflect the sale of this 5% for the entire applicable period.

Note 4—Reclassification Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet: International Operations Reporting Reclassification Adjustments

As of December 31, 2014

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Assets
Cash and cash equivalents	$2,974	$—	$—		$—
Finance receivables, net	33,000	—	—		—
Leased vehicles, net	7,060	—	—		—
Restricted cash	2,071	—	—		—
Goodwill	1,244	—	—		—
Property and equipment, net	172	—	—		—
Investment in equity method investee		634	—		634
Deferred income taxes	341	—	—		—
Related party receivables	384	—	—		—
Other assets	478	—	—		—

Total assets	$47,724	$634	$—		$634

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$25,214	$—	$—		$—
Unsecured debt	12,217	—	—		—
Accounts payable and accrued expenses	1,002	—	—		—
Deferred income	392	—	—		—
Deferred income taxes	20	—	—		—
Taxes payable	234	—	—		—
Related party taxes payable	636	—	—		—
Related party payables	433	—	—		—
Other liabilities	184	—	—		—

Total liabilities	40,332	—	—		—

Shareholder’s equity
Parent’s net investment	—	592	(592	)(1)	—
Additional paid-in capital	5,799	—	592	(1)	592
Accumulated other comprehensive (loss) income	(433)	42	—		42
Retained earnings	2,026	—	—		—

Total shareholder’s equity	7,392	634	—		634

Total liabilities and shareholder’s equity	$47,724	$634	$—		$634

Balance Sheet—International Operations Reclassification Adjustment Descriptions:

The following reclassification has been made to the International Operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations parent’s net investment category to additional paid-in capital.

For the Year Ended December 31, 2014

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$3,475	$—	$—		$—
Leased vehicle income	1,090	—	—		—
Other income	289	—	—		—
Other financing revenue and interest income	—	—	—		—
Interest expense on short-term borrowings	—	—	—		—
Interest expense on long-term borrowings	—	—	—		—
Depreciation expense on operating lease assets	—	—	—		—
Income in equity method investee	—	122	(122	)(1)	—

	4,854	122	(122)		—

Costs and expenses
Salaries and benefits	614	—	—		—
Operating expenses	548	4	—		4

Total operating expenses	1,162	4	—		4
Leased vehicle expenses	847	—	—		—
Provision for loan losses	604	—	—		—
Interest expense	1,426	—	—		—

	4,039	4	—		4

Equity income	—	—	122	(1)	122
Income before income taxes	815	118	—		118
Income tax provision	278	—	—		—

Net income	$537	$118	$—		$118

Income Statement—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations equity method investee income, net of tax.